                                                                       EXHIBIT 5

INTRUST BANK, N.A.
Box One
Wichita, KS 67201-5001
Telephone 316 383-1111

INTRUST Advisory Network


February 24, 1998


The Board of Directors
J.C. Nichols Company
310 Ward Parkway
Kansas City, Missouri 64112
Attention: Chairman of the Board

     Re:  Nominees for Election to the Board of Directors

Lady and Gentlemen:

     The undersigned is a shareholder of the J. C. Nichols Company (the "Company") who owns approximately 30.7% of the issued and outstanding Common Stock of the Company.

     The undersigned desires to exercise its rights under the Company's Bylaws and nominates Michael J. Hall, Rudy M. Thomas and Ronald J. Kravit as candidates for election to the Board of Directors of the Company at the Company's Annual Meeting of Stockholders to be held on April 27, 1998.

     Attached hereto is the information required concerning such director nominees pursuant to Section 6(c) of the Company's Bylaws, consisting of the written consent of each of such nominees and all information with respect to each of such nominees in order to comply with federal securities laws.

                              Sincerely,

                              INTRUST Bank, N.A., as Trustee of the
                              J. C. Nichols Employee Stock Ownership Trust


                              By:    /s/  Phillip J. Owings
                                  ----------------------------------------------
                                    Phillip J. Owings
                                    Senior Vice President

                               February 23, 1998


J.C. Nichols Company
310 Ward Parkway
Kansas City, Missouri 64112
Attention: Chairman of the Board

INTRUST Bank, N.A.
105 North Main Street
Wichita, Kansas 67201
Attention: Phillip J. Owings

Cerberus Partners, L.P.
450 Park Avenue, 28th  Floor
New York, New York 10022

     Re: Consent to Nomination as Candidate for Election as a Director of J. C. Nichols Company

Gentlemen:

     The undersigned hereby consents to being nominated by INTRUST Bank, N.A., as trustee of the J.C. Nichols Company Employee Stock Ownership Trust, and Cerberus Partners, L.P., pursuant to Section 6(c) of the Bylaws of J.C. Nichols Company (the "Company"), as a candidate for election as a director of the Company at the Annual Meeting of the shareholders of the Company to be held on April 27, 1998. The undersigned hereby consents to serve as a director on the Board of Directors of the Company if elected.

                                    Sincerely,



                                    /s/  Michael J. Hall
                                    -------------------------------------------
                                    Michael J. Hall

                               February 23, 1998


J.C. Nichols Company
310 Ward Parkway
Kansas City, Missouri 64112
Attention: Chairman of the Board

INTRUST Bank, N.A.
105 North Main Street
Wichita, Kansas 67201
Attention: Phillip J. Owings

Cerberus Partners, L.P.
450 Park Avenue, 28/th/ Floor
New York, New York 10022

     Re: Consent to Nomination as Candidate for Election as a Director of J. C. Nichols Company

Gentlemen:

     The undersigned hereby consents to being nominated by INTRUST Bank, N.A., as trustee of the J.C. Nichols Company Employee Stock Ownership Trust, and Cerberus Partners, L.P., pursuant to Section 6(c) of the Bylaws of J.C. Nichols Company (the "Company"), as a candidate for election as a director of the Company at the Annual Meeting of the shareholders of the Company to be held on April 27, 1998. The undersigned hereby consents to serve as a director on the Board of Directors of the Company if elected.

                                    Sincerely,



                                    /s/  Rudy M. Thomas
                                    --------------------------------------------
                                    Rudy M. Thomas

                            Blackacre Capital Group
                          450 Park Avenue, 28th Floor
                            New York, New York 10022
                                 (212) 891-2138


February 23, 1998

J.C. Nichols Company
310 Ward Parkway
Kansas City, Missouri 64112
Attention: Chairman of the Board

INTRUST Bank, N.A.
105 North Main Street
Wichita, Kansas 67201
Attention: Phillip J. Owings

Cerberus Partners, L.P.
450 Park Avenue, 28/th/ Floor
New York, New York 10022

     Re: Consent to Nomination as Candidate for Election as a Director of J. C. Nichols Company (The "Company")

Gentlemen:

The undersigned hereby consents to being nominated by INTRUST Bank, N.A., as trustee of the J.C. Nichols Company Employee Stock Ownership Trust, and Cerberus Partners, L.P., pursuant to Section 6(c) of the Bylaws of J.C. Nichols Company (the "Company"), as a candidate for election as a director of the Company at the Annual Meeting of the shareholders of the Company to be held on April 27, 1998. The undersigned hereby consents to serve as a director on the Board of Directors of the Company if elected.

Sincerely,



/s/  Ronald Kravit
-----------------------------
Ronald Kravit

                              Biographical Summary
                                       of
                                Michael J. Hall

     Michael J. Hall, age 53, currently serves as President, Chief Executive Officer, and Secretary of FinCon, Inc. ("FCI"), a financial consulting services company located in Tulsa, Oklahoma. Mr. Hall has been with FCI since it began operations in February of 1998. Since 1990, Mr. Hall has been an independent trustee of American Performance Funds.

     Mr. Hall earned a Bachelor of Science degree in Accounting from Boston College and a Master of Business Administration degree in Finance from Stanford Graduate School of Business. Since that time, he has had approximately 26 years experience in financial, operations, and strategic management and has significant experience in acquisitions, divestitures, leveraged financing, debt restructuring, banking, corporate strategic planning and general financial management. He is also a Certified Public Accountant licensed in the State of Texas.

     From 1994 through 1997, Mr. Hall worked with Pexco Holdings, Inc., in Tulsa, Oklahoma, a subsidiary of a Malaysian corporation involved in leveraged buyouts. From 1996 to 1997, Mr. Hall served as Vice President Finance and Chief Financial Officer of Worldwide Sports & Recreation, Inc., a holding company in Tulsa, Oklahoma, that was responsible for the operations of Bushnell Corporation, Crossman Corporation, and Voit Sports, Inc. From 1991 through 1994, Mr. Hall served as Director of Operations Europe Africa Middle East Region for T.D. Williamson, Inc., a pipeline equipment manufacturing company in Tulsa, Oklahoma, and from 1984 through 1994 he served as Senior Vice President, Chief Financial Officer, and Administrative Officer for that same company. From 1980 through 1984, Mr. Hall was Assistant Treasurer for The Williams Companies in Tulsa, Oklahoma. From 1979 through 1980, Mr. Hall was Director of Corporate Planning for Wilson Sporting Goods Co., in River Grove, Illinois, and from 1977 through 1979 he served as Director, Financial Administration for the same company. From 1973 through 1977 Mr. Hall was an Assistant Vice President at The First National Bank of Chicago in Chicago, Illinois. From 1968 until 1971, except during 1969 and 1970 when Mr. Hall served as an officer in The United States Navy, Mr. Hall was a Senior Operations Auditor at Exxon Corporation in Houston, Texas.

     There are no arrangements or understandings between or among Mr. Hall, INTRUST Bank, N.A., and/or Cerberus Partners, L.P., pursuant to which Mr. Hall
was selected as a nominee.   Mr. Hall does not have any family relationship with
any director or executive officer of the Company or any other known nominee for director of the Company. Mr. Hall is not the beneficial owner of any equity securities of the Company. There are no events described in Item 401(f) of Regulation S-K ("Regulation S-K") under the Securities Act of 1933, as amended, that require disclosure by Mr. Hall. Likewise, there are no pending legal proceedings in which Mr. Hall or any associate of his is a party adverse to, or with an interest adverse to, the Company or any of its subsidiaries. There are no relationships or related transactions required to be disclosed by Mr. Hall under Item 404 of Regulation S-K.

                             Biographical Summary
                                      of
                                Rudy M. Thomas


     Rudy M. Thomas, age 48, currently serves as a Director, Executive Vice President, and Chief Investment Officer for America First Investment Advisors, L.L.C., a money management and financial services company in Omaha, Nebraska. He has served in these positions since July 1996. Mr. Thomas has been in the investment management business for approximately 26 years and is a registered investment advisor.

     From January 1993 to July 1996, Mr. Thomas was a partner in Laffer, Canto & Associates, an economic research firm in San Diego, California. Mr. Thomas served as President and Chief investment Officer of Investment Concepts, Inc., a multi-billion dollar investment company affiliated with the Bank of Oklahoma, N.A., in Tulsa, Oklahoma, from April 1988 to January 1993. From February 1985 to April 1988, he was a Vice President and Chief Information Officer of Moore Financial Corp., a multi-billion dollar investment company in Boise, Idaho.
From December 1982 to February 1985, he was a Vice President and Chief Investment Officer of River Oaks Bank in Houston, Texas. From January 1980 until December 1982, he was Assistant Vice President of Idaho First National in Boise, Idaho. From October 1972 to January 1980, he was an Investment Officer at United Missouri Bank of Kansas City in Kansas City, Missouri.

     There are no arrangements or understandings between or among Mr. Thomas, INTRUST Bank, N.A., and/or Cerberus Partners, L.P., pursuant to which Mr. Thomas
was selected as a nominee.   Mr. Thomas does not have any family relationship
with any director or executive officer of the J.C. Nichols Company (the "Company") or any other known nominee for director of the Company. Mr. Thomas is not the beneficial owner of any equity securities of the Company. There are no events described in Item 401(f) of Regulation S-K ("Regulation S-K") under the Securities Act of 1933, as amended, that require disclosure by Mr. Thomas. Likewise, there are no pending legal proceedings in which Mr. Thomas or any associate of his is a party adverse to, or with an interest adverse to, the Company or any of its subsidiaries. There are no relationships or related transactions required to be disclosed by Mr. Thomas under Item 404 of Regulation S-K.

Ronald J. Kravit, 40, has served as principal of Blackacre Capital Group, L.P., since July 1996. From September 1994 to July 1996, Mr. Kravit served as a principal of Apollo Real Estate Fund, L.P., a real estate investment fund, where he was responsible for acquisitions, new business development and asset management. Prior to joining Apollo, Mr. Kravit served as Senior Vice President for G. Soros Realty Advisors/Reichman International from October 1993 to August 1994 and as Chief Financial Officer for Maxxam Property Co., from May 1991 to September 1993. Mr. Kravit received his B.S. from Georgetown University and an MBA from The Wharton School.

There are no arrangements or understandings between or among Mr. Kravit, Cerberus Partners, L.P., and/or INTRUST Bank, N.A., pursuant to which Mr. Kravit was selected as a nominee. Mr. Kravit does not have any family relationship with any director or executive officer of the J.C. Nichols Company (the "Company") or any other known nominee for director of the Company. Mr. Kravit is not the beneficial owner of any equity securities of the Company. There are no events described in Item 401(f), these include bankruptcy, criminal proceedings, etc., of Regulation S-K ("Regulation S-K") under the Securities Act of 1933, as amended, that require disclosure by Mr. Kravit. Likewise, there are no pending legal proceedings in which Mr. Kravit or any associate of his is a party adverse to, or with an interest adverse to, the Company or any of its subsidiaries. There are no relationships or related transactions required to be disclosed by Mr. Kravit under Item 404, these include related party transactions with the Company, of Regulation S-K.